EXHIBIT 3.7


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CERTIFICATE OF
AMENDMENT OF ARTICLES


This is to certify that

          J-Q RESOURCES INC.

     (FORMERLY JOLIET-QUEBEC MINES, LIMITED)

incorporated or amalgamated on JUNE 30, 1936

has, under section 190 of The Business Corporations Act, delivered the attached Articles of Amendment.

These Articles of Amendment are effective on

AUGUST 14, 1978.




[SEAL]


                                   /s/

                                      CONTROLLER OF RECORDS

                                        Companies Division



                                         File Number 42004


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                              ARTICLES OF AMENDMENT

                                       OF

                          JOLIET-QUEBEC MINES, LIMITED
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                              (NAME OF CORPORATION)


               INCORPORATED ON           June 30, 1936
                               -------------------------------------------------
                                         (DATE OF INCORPORATION)


1. THE FOLLOWING IS A CERTIFIED COPY OF THE RESOLUTION AMENDING THE ARTICLES OF THE CORPORATION:

RESOLVED THAT:

A.               The Articles of Incorporation of the Corporation be amended by:

     1. Consolidating the 5,622,355 issued and 1,377,645 unissued shares without par value of the Corporation into 1,124,471 issued and 275,529 unissued shares without par value, and

     2. Increasing the authorized capital of the Corporation by creating an additional 3,600,000 shares without par value ranking on a parity with the said 1,400,000 issued and unissued shares without par value outstanding after the said consolidation, provided however that the aggregate consideration for the issue of the 5,000,000 shares shall not exceed $5,000,000.00 or such greater amount as the directors of the Corporation by resolution shall determine, but such resolution shall not be effective until a certified copy thereof has been filed with the Minister of Consumer and Commercial Relations, all prescribed fees have been paid and the Minister has so certified, and

     3.   Changing the name of the Corporation to J-Q Resources Inc.

B. Upon Articles of Amendment having become effective in accordance with the provisions of the Business Corporations Act, the Articles of Incorporation of the Corporation are hereby amended accordingly.


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2.   THE AMENDMENT HAS BEEN DULY AUTHORIZED AS REQUIRED BY SUBSECTIONS 2, 3 AND
     4 (AS APPLICABLE) OF SECTION 189 OF THE BUSINESS CORPORATIONS ACT.

3.   THE RESOLUTION AUTHORIZING THE AMENDMENT WAS CONFIRMED BY THE SHAREHOLDERS
     OF THE CORPORATION ON     June 29, 1978
                           ---------------------------

4.   THESE ARTICLES ARE EXECUTED IN DUPLICATE FOR DELIVERY TO THE MINISTER.



CERTIFIED

                              JOLIET-QUEBEC MINES, LIMITED
                              -------------------------------------------------
                                          (NAME OF CORPORATION)


                         BY:       /s/  Illegible                Vice President
                              -------------------------------------------------
                              (SIGNATURE)               (DESCRIPTION OF OFFICE)


                         BY:      /s/  Illegible            Secretary-Treasurer
                              -------------------------------------------------
                              (SIGNATURE)               (DESCRIPTION OF OFFICE)


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